UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 20, 2006 (December 14, 2006)
INTERNATIONAL GAME TECHNOLOGY
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-10684 (Commission File Number)	88-0173041 (IRS Employer Identification Number)
9295 Prototype Drive, Reno, Nevada 89521
(Address of principal executive offices)(Zip Code)
(775) 448-7777
(Registrant’s telephone number, including area code)
not applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
On December 14, 2006, International Game Technology (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $900 million aggregate principal amount (including the over allotment option that was granted to the initial purchasers and subsequently exercised by them) of its 2.60% Convertible Debentures due December 15, 2036 (the “Debentures”) to Bank of America Securities LLC, Bear, Stearns & Co. Inc., Deutsche Bank Securities, Goldman Sachs & Co., Merrill Lynch & Co., UBS Investment Bank, Wachovia Securities, BNP Paribas, Mitsubishi UFJ Securities, Mizuho International plc, RBS Greenwich Capital and Wells Fargo Securities (collectively, the “Initial Purchasers”). The net proceeds to the Company from the offering after deducting the Initial Purchaser’s discount and the estimated offering expenses payable by the Company were approximately $884 million. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1, and this description of the Purchase Agreement is a summary and is qualified in its entirety by the terms of the Purchase Agreement.
The closing of the sale of the Debentures occurred on December 20, 2006. The Debentures and the shares of the Company’s common stock, par value $0.000015625 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Debentures to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
The Debentures are governed by an indenture, dated as of December 20, 2006 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). A copy of the Indenture is attached as Exhibit 4.1 and the descriptions of the Indenture and the Debentures in this report are summaries and are qualified in their entirety by the terms of the Indenture and Debentures, respectively. The Debentures are general unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future obligations that are unsecured and unsubordinated. The Debentures are effectively subordinated to all the Company’s existing and future secured debt and to the indebtedness and other liabilities of the Company’s subsidiaries.
The Debentures bear interest at a rate of 2.60% per year payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning on June 15, 2007. Additional interest, of up to 0.25% of the trading price of the Debentures, will be payable after December 20, 2009 if the trading price of the Debentures equals or exceeds 120% or more of the principal amount of the Debentures over specified trading periods. The Debentures mature on December 15, 2036.
Each $1,000 principal amount of the Debentures will initially be convertible, in certain circumstances, into cash and if applicable Common Stock based on an initial conversion rate of 16.1875 shares of our Common Stock per $1,000 principal amount of Debentures, which is equivalent to an initial conversion price of approximately $61.78 per share of Common Stock. The Debentures may be converted into cash and if applicable Common Stock under the following circumstances: (1) during any fiscal quarter ending after March 31, 2007, if the closing sale price for our Common Stock reaches a specified threshold over a specified number of Trading Days during the immediately preceding fiscal quarter, (2) if the Debentures are called for redemption, (3) if specified corporate transactions occur, or (4) during the last three months prior to maturity of the Debentures. Upon conversion, for each $1,000 principal amount of the Debentures a holder will receive an amount in cash equal to the lesser of (i) $1,000 and (ii) the conversion value, determined in the manner set forth in the Indenture. If the conversion value exceeds $1,000, the Company will also deliver Common Stock for the conversion value in excess of $1,000. If a holder elects to convert its Debentures in connection with a Fundamental Change, as defined in the Indenture, the Company will pay a make-whole premium in some circumstances by increasing the conversion rate applicable to such Debentures. If a Fundamental Change occurs on or after December 20, 2009, there will be no such make-whole premium. The conversion rate for the Debentures may be adjusted in certain circumstances including where the Company issues dividends in cash, Common Stock, debt securities or other assets, in the event of a stock split or combination of shares of Common Stock, in the event of a tender or exchange offer for shares of Common Stock or upon issuance of rights or warrants to purchase the Common Stock.

The Company may not redeem the Debentures prior to December 20, 2009. The Company may redeem some or all of the Debentures for cash on or after December 20, 2009 at 100% of their principal amount plus accrued and unpaid interest, if any. Holders of the Debentures may require the Company to repurchase all or a portion of their Debentures for cash on December 15, 2009, December 15, 2011, December 15, 2016, December 15, 2021, December 15, 2026 and December 15, 2031, at 100% of their principal amount plus accrued and unpaid interest, if any. In addition, if the Company experiences a Fundamental Change, holders may require it to purchase all or a portion of their Debentures, subject to specified exceptions, at 100% of their principal amount plus accrued and unpaid interest, if any.
In connection with the sale of the Debentures, the Company entered into a registration rights agreement, dated as of December 20, 2006, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to, within 90 days after the closing of the offering of the Debentures, file with the Securities and Exchange Commission, or otherwise designate an existing filing as, a shelf registration statement with respect to the resale of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures. The Company agreed to use its reasonable best efforts to keep the shelf registration statement effective after its effective date until the earlier of: (1) the sale of all Registrable Securities, as defined in the Registration Rights Agreement, registered under the Shelf Registration Statement; (2) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to all Registrable Securities held by persons that are not affiliates of the Company; (3) two years from the last date of original issuance of any Registrable Securities; and (4) the date when there are no Registrable Securities outstanding. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Debentures if it fails to comply with its obligation to register the Registrable Securities issuable upon conversion of the Debentures. A copy of the Registration Rights Agreement is attached as Exhibit 4.2 and this description is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.
The Debentures and the underlying Common Stock issuable upon conversion of the Debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 3.02.
Item 8.01 Other Events.
On December 20, 2006, the Company issued a press release announcing the closing of its offering for 2.60% Convertible Debentures due December 15, 2036 and its redemption and conversion of its outstanding zero coupon convertible debentures due January 29, 2033. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
4.1	Indenture, dated as of December 20, 2006, between the Company and Wells Fargo Bank, National Association, as Trustee, relating to the 2.60% Convertible Debentures due December 15, 2036.
4.2	Form of 2.60% Convertible Debenture due December 15, 2036.
4.3	Registration Rights Agreement, dated as of December 20, 2006, by and among the Company and the initial purchasers named therein, relating to the $900,000,000 2.60% Convertible Debentures due December 15, 2036.
10.1	Purchase Agreement dated as of December 14, 2006, by and among the Company and the Initial Purchasers, relating to the $900,000,000 2.60% Convertible Debentures due December 15, 2036.
99.1	Press release dated December 20, 2006 announcing the closing of the Company’s offering of 2.60% Convertible Debentures due December 15, 2036 and its redemption of its zero coupon convertible debentures due January 29, 2033.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY (Registrant)
Date: December 20, 2006	By:	/s/ Maureen T. Mullarkey
		Name:	Maureen T. Mullarkey
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description of Exhibit
4.1	Indenture, dated as of December 20, 2006, between the Company and Wells Fargo Bank, National Association, as Trustee, relating to the 2.60% Convertible Debentures due December 15, 2036.
4.2	Form of 2.60% Convertible Debenture due December 15, 2036.
4.3	Registration Rights Agreement, dated as of December 20, 2006, by and among the Company and the initial purchasers named therein, relating to the $900,000,000 2.60% Convertible Debentures due December 15, 2036.
10.1	Purchase Agreement dated as of December 14, 2006, by and among the Company and the Initial Purchasers named therein, relating to the $900,000,000 2.60% Convertible Debentures due December 15, 2036.
99.1	Press release dated December 20, 2006 announcing the closing of the Company’s offering of 2.60% Convertible Debentures due December 15, 2036 and its redemption of its zero coupon convertible debentures due January 29, 2033.